IN8bio Reports Fourth Quarter and Full-Year 2023 Financial Results and Recent Business Highlights

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Reported the First-Ever Durable Persistence of an Allogeneic Cellular Therapy from a Phase 1 Study of INB-100 in Leukemia where 100% of Evaluable Patients (n=10) Treated Remained in Remission, including six Patients Alive and Progression Free Past 12 Months

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Presented Positive Results from a Phase 1 Study in Newly Diagnosed Glioblastoma (GBM) Demonstrating All Patients Treated with INB-200 Exceeded Progression-Free Survival (PFS) of Seven Months at the Society for Neuro-Oncology (SNO) 28th Annual Meeting

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Appointed Dr. Corinne Epperly, M.D., M.P.H. to Board of Directors

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Closed Private Placement in December 2023 with Initial Gross Proceeds of $14.4 Million to Provide Cash Runway into 1Q 2025

NEW YORK, March 14, 2024 -- IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company developing innovative gamma-delta T cell therapies, today reported financial results and business highlights for the fourth quarter and full-year ended December 31, 2023.

“IN8bio entered 2024 with significant momentum behind the company,” said William Ho, CEO and co-founder of IN8bio. “Despite the difficult environment in 2023, the IN8bio team executed operationally and successfully advanced our programs. We presented positive data across our major clinical programs in leukemia and GBM, broadened our clinical portfolio, and strengthened our financial position by securing funding into 1Q 2025. We presented updated data from our INB-100 study at the 65th American Society of Hematology Annual Meeting, which was the first time any allogeneic cellular therapy has reported sustained efficacy and long-term cell persistence through 365 days. This showcases the potential of gamma-delta T cells to provide long-term durable remissions for patients with leukemia. We believe that IN8bio is well-positioned for significant near- and long-term catalysts as we advance our pipeline of gamma-delta T cell therapies to potentially extend survival in some of the most aggressive forms of cancer.”

Business Highlights and Recent Developments

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Announced positive INB-100 data at the 65th American Society of Hematology (ASH) Annual Meeting & Exposition demonstrating that 100% of evaluable leukemia patients (n=10) treated remained alive, progression-free, and in durable complete remission (CR) as of November 3, 2023. The data showed long-term in-vivo expansion and persistence of allogeneic gamma-delta T cells 365 days following a single administration of INB-100. The study demonstrated the first-ever durable persistence of an allogeneic cellular therapy.
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Reported positive data on INB-200 at the 28th SNO Annual Meeting. All patients who completed mandated doses surpassed a median PFS of seven months, exceeded the standard-of-care median PFS of four to seven months, with one patient in Cohort 2 remaining alive and progression free past 28.5 months as of October 20, 2023. In addition, most patients exceeded the expected PFS based on their age and methylguanine-DNA methyltransferase (MGMT) status of their tumors.
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Announced a private placement totaling up to $46.9 million in potential gross proceeds. The initial closing of $14.4 million is expected to support operational execution and extended the Company’s cash runway into 1Q 2025 with the potential for up to $32.5 million in additional capital at increasing valuations, subject to certain conditions.
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Initiated enrollment for the Phase 2 study of INB-400 in newly diagnosed GBM.
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Announced publication in Frontiers in Immunology on IN8bio’s DeltEx Drug Resistant Immunotherapy (DRI) as a rational therapeutic approach to newly diagnosed glioblastoma titled, “Adoptive Cell Therapy for High Grade Gliomas using Simultaneous Temozolomide and Intracranial MGMT-Modified γδ T cells Following Standard Post-Resection Chemotherapy and Radiotherapy: Current Strategy and Future Directions.”
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Appointed Dr. Corinne Epperly, M.D., M.P.H., an internationally recognized immuno-oncology and cell therapy executive with 20 years of experience, to the Board of Directors.

Upcoming Anticipated Pipeline Milestones and Events

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INB-100: Enroll an additional 10 patients in an expansion cohort at the recommended Phase 2 dose (RP2D) and report Phase 1 long-term follow-up results at multiple medical meetings throughout 2024; potentially submit investigational new drug (IND) application for Phase 3 randomized control trial in 2024.

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INB-200: Report Phase 1 long-term follow up results at multiple medical meetings in 2024.
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INB-300: Present additional preclinical data demonstrating proof-of-concept for the nsCAR platform targeting CD33 and CD123 at the American Association for Cancer Research (AACR) Annual Meeting in April 2024.
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INB-400: Dose first patient and treat up to 15 patients at multiple sites across the United States in the Phase 2 trial in newly diagnosed GBM; potentially submit IND for Phase 1b allogeneic gamma-delta T cell study in relapsed GBM in 2024.

Fourth Quarter and Full Year 2023 Financial Highlights

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Research and Development (R&D) expenses: R&D expenses were $4.5 million for the three months ended December 31, 2023, compared to $4.0 million for the comparable prior year period. R&D expenses were $16.8 million for the year ended December 31, 2023, compared to $14.1 million in the prior year. The increase in R&D expenses was primarily due to increased personnel-related costs, including salaries, benefits, and non-cash stock-based compensation due to increased headcount, as well as increased third-party clinical trial-related activities for the INB-100 and INB-200 programs. The increase was partially offset by a reduction in contract research organization expenses for INB-400 related to the IND filing in the prior year.
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General and administrative (G&A) expenses: G&A expenses were $3.1 million for the three months ended December 31, 2023, compared to $3.9 million for the comparable prior year period. G&A expenses were $13.5 million for the year ended December 31, 2023, compared to $14.5 million in the prior year. The decrease in G&A expenses was primarily due to cost savings related to D&O insurance premiums and reductions in professional services.
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Net loss: The company reported a net loss of $7.6 million, or $0.22 per basic and diluted common share, for the three months ended December 31, 2023, compared to a net loss of $7.8 million, or $0.32 per basic and diluted common share, for the comparable prior year period. For the year ended December 31, 2023, net loss was $30.0 million, or $1.00 per basic and diluted common share, compared to a net loss of $28.5 million, or $1.36 per basic and diluted common share, for the prior year.
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Cash position: As of December 31, 2023, the Company had cash of $21.3 million, compared to $18.2 million as of December 31, 2022.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company developing gamma-delta T cell-

based immunotherapies for cancer patients. Gamma-delta T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. The company’s lead program INB-400 is in a

Phase 2 trial in glioblastoma multiforme (GBM). Additional programs include Phase 1 trials in solid and hematologic tumors, including INB-200 for GBM and INB-100 for patients with hematologic malignancies undergoing transplantation. For more information about IN8bio, visit www.IN8bio.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding extending IN8bio’s cash runway into January 2025; IN8bio’s ability to receive additional capital from the December 2023 private placement and the corresponding impact on the company’s cash runway; IN8bio’s ability to achieve significant near- and long-term growth; IN8bio’s ability to advance its pipeline of gamma-delta T cell therapies to potentially extend survival in some of the most aggressive forms of cancer; the timing of initiation, progress and scope of clinical trials for IN8bio’s product candidates, including INB-100, INB-200, INB-300 and INB-400; and IN8bio’s ability to achieve anticipated milestones, including expected data readouts from its trials, enrollment of additional patients in its clinical trials, advancement of clinical development plans and submission of INDs. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones, presented by public health crises as well as rising inflation and regulatory developments; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may not realize the intended benefits of its DeltEx platform; availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; expectations for regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, are described in greater detail in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 9, 2023, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

IN8BIO, INC.

Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2023	2022
Assets
Current assets
Cash	$21,282	$18,182
Prepaid expenses and other current assets	3,343	4,052
Total Current Assets	24,625	22,234
Non-current assets
Property and equipment, net	3,514	4,397
Construction in progress	182	29
Restricted cash	256	252
Right-of-use assets - finance leases	1,364	1,691
Right-of-use assets - operating leases	3,513	4,181
Other non-current assets	255	255
Total Non-Current Assets	9,084	10,805
Total Assets	$33,709	$33,039
Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Accounts payable	$924	$2,091
Accrued expenses and other current liabilities	2,955	2,342
Short-term finance lease liability	694	682
Short-term operating lease liability	820	707
Total Current Liabilities	5,393	5,822
Long-term finance lease liability	525	811
Long-term operating lease liability	2,854	3,674
Total Non-Current Liabilities	3,379	4,485
Total Liabilities	8,772	10,307
Commitments and Contingencies
Stockholders' Equity
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized at December 31, 2023 and 2022. No shares issued and outstanding	—	—
Common stock, par value $0.0001 per share; 490,000,000 shares authorized at December 31, 2023 and 2022; 43,287,325 and 24,545,157 shares issued and outstanding at December 31, 2023 and 2022, respectively	4	3
Additional paid-in capital	116,152	83,941
Accumulated deficit	(91,219)	(61,212)
Total Stockholders' Equity	24,937	22,732
Total Liabilities and Stockholders' Equity	$33,709	$33,039

IN8BIO, INC.

Statements of Operations

(In thousands, except share and per share data)

	Year Ended December 31,
	2023	2022
Operating expenses:
Research and development	$16,827	$14,062
General and administrative	13,510	14,459
Total operating expenses	30,337	28,521
Loss from operations	(30,337)	(28,521)
Other income	330	—
Net loss	$(30,007)	$(28,521)
Net loss per share – basic and diluted	$(1.00)	$(1.36)
Weighted-average number of shares used in computing net loss per common share – basic and diluted	29,864,932	20,967,955

Company Contact

IN8bio, Inc.

Patrick McCall

+1 646.600.6GDT (6438)

info@IN8bio.com

Investors

Meru Advisors

Lee M. Stern

lstern@meruadvisors.com

Media Contact

Kimberly Ha

KKH Advisors

917.291.5744

kimberly.ha@kkhadvisors.com